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                                                                      EXHIBIT 11


                       [Debevoise & Plimpton Letterhead]


Lord Abbett Investment Trust
The General Motors Building
767 Fifth Avenue
New York, New York  10153


                          Lord Abbett Investment Trust
                      Registration Statement on Form N-14
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Ladies and Gentlemen:

     We have acted as counsel to Lord Abbett Investment Trust (the "Registrant"), a Delaware business trust, in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form N-14 (File No. 811-7988) (the "Registration Statement"), relating to the issuance of shares of beneficial interest of the Lord Abbett U.S. Government Securities Series (the "Acquiring Fund"), a series of the Registrant.

     Such shares of beneficial interest have been established and designated as the Class A shares and the Class C shares (the "Class A shares" and the "Class C shares"). The Class A shares are to be issued to Lord Abbett U.S. Government Securities Fund, Inc., a Maryland
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corporation (the "Reorganized Fund"), pursuant to an Agreement and Plan of
Reorganization (the "Reorganized Fund Plan") between the Registrant, on behalf of the Acquiring Fund, and the Reorganized Fund substantially in the form of Exhibit A-1 included in Part A of the Registration Statement. The Class C shares are to be issued to Lord Abbett U.S. Government Securities Trust (the "Acquired Trust"), a series of Lord Abbett Securities Trust (the "Securities Trust"), a Delaware business trust, pursuant to an Agreement and Plan of Reorganization (the "Acquired Trust Plan") between the Registrant, on behalf of the Acquiring Fund, and the Securities Trust, on behalf of the Acquired Trust, substantially in the form of Exhibit A-2 included in Part A of the Registration Statement. Such issuances of the Class A and the Class C shares are to be made in connection with the acquisitions by the Acquiring Fund of the assets of, and the assumptions by the Acquiring Fund of the liabilities of, the Reorganized Fund and the Acquired Trust, respectively.

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments and have made such other investigations as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

     Based on the foregoing, we are of the following opinion:

     (a)  Class A shares.  Assuming that the Reorganized Fund and the Acquiring
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  Fund duly execute and deliver the Reorganized Fund Plan, that the Reorganized
  Fund Plan and the reorganization provided for thereby are duly approved by the shareholders of the Reorganized Fund and that the transactions contemplated by the Reorganized Fund Plan are duly consummated, the Class A shares issued pursuant to the Reorganized Fund Plan will be legally issued, fully paid and non-assessable.

     (b)  Class B shares.  Assuming that the Acquired Trust and the Acquiring
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  Fund duly execute and deliver the Acquired Trust Plan, that the Acquired Trust
  Plan and the reorganization provided for thereby are duly
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Lord Abbett Investment Trust
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  approved by the shareholders of the Acquired Trust and that the transactions contemplated by the Acquired Trust Plan are duly consummated, the Class C shares issued pursuant to the Acquired Trust Plan will be legally issued, fully paid and non-assessable.

     This opinion is limited solely to the federal law of the United States and the Delaware Business Trust Act as in effect on the date hereof and the relevant facts that exist as of the date hereof. Without limiting the generality of the foregoing, we express no opinion concerning other laws of the State of Delaware, including the securities laws of such state, or the laws of any other jurisdiction other than the United States. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

     We are delivering this opinion to you and, without our prior written consent, no other persons are entitled to rely on this opinion. We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                     Very truly yours,